Exhibit 99.1

MAQUIA CAPITAL ACQUISITION CORPORATION ANNOUNCES SPONSOR MONTHLY
CONTRIBUTION OF 2.5% ADDITIONAL FOUNDER SHARES FOR EXTENSION AMENDMENT

Miami, FL, January 23, 2024 (GLOBE NEWSWIRE) – Maquia Capital Acquisition Corporation (“Maquia” or the “Company”) (Nasdaq: “MAQC”, “MAQCU”, “MAQCW”) announced today that, in connection with the Company’s upcoming special meeting of the stockholders (the “Special Meeting”) to consider and approve an extension of time for the Company to consummate an initial business combination from February 7, 2024 to August 7, 2024 (the “Extension”), on January 23, 2024, Maquia Investments North America, LLC (the “Sponsor”) or its designees and, Maquia Capital Acquisition Corporation (the “Company”) commenced negotiation with unaffiliated third parties (“Third Parties”) for a non-redemption agreement (“Non-Redemption Agreement”)in which such third parties would agree not to redeem an aggregate of a currently unspecified number shares of the Company’s Class A common stock purchased by such Third Parties in the initial public offering (“Non-Redeemed Shares”) in connection with the special meeting of the stockholders called by the Company (the “Special Meeting”) to consider and approve an extension of time for the Company to consummate an initial business combination (the “Extension Proposal”) from February 7, 2024 to August 7, 2024 (the “Extension”). In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Sponsor has agreed to transfer to such Third Parties 2.5% per month of the Non-Redeemed Shares up to a maximum of 6 months (depending upon the month the initial business combination is consummated), of the Company’s Class A common stock held by such Third Parties, immediately following the consummation of an initial business combination, if the Third Parties continue to hold such Non-Redeemed Shares through the Special Meeting.

The Non-Redemption Agreements are not expected to increase the likelihood that the Extension Proposal is approved by Company’s stockholders but are expected to increase the amount of funds that remain in the Company’s trust account following the Special Meeting.

The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed herein as Exhibit 10.1 and incorporated herein by reference.

The Non-Redemption Agreements are not expected to increase the likelihood that the Extension Proposal is approved by Company’s stockholders but are expected to increase the amount of funds that remain in the Company’s trust account following the Special Meeting.

Any Contribution is conditioned upon the implementation of the Extension. No Contribution will occur if the Extension is not approved or is not completed. The Company will have the sole discretion whether to continue extending for additional calendar months until August 7, 2024. If the Company opts not to utilize any remaining portion of the Extension Period, then the Company will liquidate and dissolve promptly in accordance with its charter, and its Sponsor’s obligation to make additional contributions will terminate.

NO ASSURANCES ARE MADE THAT A NON-REDEMPTION INCENTIVE OF ANY KIND WILL BE OFFERED AND THE ACTUAL TERMS OF ANY NON-REDEMPTION AGREEMENT MAY DIFFER MATERIALLY FROM THE TERMS DESCRIBED HEREIN.

About Maquia Capital Acquisition Corporation

Maquia Capital Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is led by Chief Executive Officer, Jeff Ransdell, Chief Financial Officer, Jeronimo Peralta, Chief Operating Officer, Guillermo Cruz, and Chief Investment Officer, Maggie Vo.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Extension, its inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors” and in other reports the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

Maquia and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the security holders of the Company in favor of the approval of the Extension Proposal. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Company’s definitive proxy statement filed with the SEC on January 17, 2024 (as may be amended, the “Proxy Statement”), which may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release s shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Additional Information and Where to Find It

Maquia urges investors, stockholders and other interested persons to read the Proxy Statement as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Extension. Stockholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198, Attn: Karen Smith.

INVESTOR RELATIONS CONTACT

Guillermo Eduardo Cruz

Maquia Capital Acquisition Corporation

50 Biscayne Boulevard, Suite 2406, Miami, FL 33132

E-mail: guillermo@maquiacapital.com

Telephone: (305) 608-1395